UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-191706 (1933 Act)	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2014, Carter Validus Mission Critical REIT II, Inc. (the “Company”), through a wholly-owned subsidiary of Carter Validus Operating Partnership II, LP (“CVOP II”), its operating partnership, acquired 100% of the fee simple interest in a 83,464 square foot medical facility property (the “Baylor Surgical Hospital at Fort Worth”), located in the Dallas/Fort Worth, Texas metropolitan area, for a purchase price of $48,210,548, plus closing costs. The seller, Fort Worth Hospital Real Estate, LP, is not affiliated with the Company, Carter Validus Advisors II, LLC, the Company’s advisor, or its respective affiliates.

The Company financed the purchase of the Baylor Surgical Hospital at Fort Worth using net proceeds from the Company’s ongoing initial public offering and the KeyBank Credit Facility (as defined below). In connection with the acquisition, the Company paid an acquisition fee of $964,211, or 2% of the purchase price, to its advisor. The Company believes the Baylor Surgical Hospital at Fort Worth is adequately insured.

The Baylor Surgical Hospital at Fort Worth was constructed in October 2014. As of December 31, 2014, the Baylor Surgical Hospital at Forth Worth was 100% leased to Fort Worth Surgicare Partners, Ltd. (“Fort Worth Surgicare”). The Company believes the tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations at the Baylor Surgical Hospital at Fort Worth and the principal nature of business of Fort Worth Surgicare are healthcare related.

The following table shows the material terms of the lease agreement with the sole tenant of the Baylor Surgical Hospital at Fort Worth as of December 31, 2014:

				Lease Term
Tenant	Square Feet	Current Annual Base Rent (1)	Base Rent per Square Foot	Beginning	Ending	Renewal Options (3)
Fort Worth Surgicare (2)	83,464	$3,244,590	$38.88	10/14/14	10/31/31	4/5 yr.

(1)	Rent increases annually by 2.00% of the then-current annual base rent.
(2)	The tenant entered into a net lease pursuant to which the tenant is required to pay all operating expenses and capital expenditures.
(3)	Represents option renewal period/term of each option.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Increase in Pool Availability under KeyBank Credit Facility

As previously reported in a Current Report on Form 8-K filed on December 23, 2014, CVOP II and certain of the Company’s subsidiaries amended certain agreements related to the Company’s credit facility (the “KeyBank Credit Facility”) to increase the maximum commitments available under the KeyBank Credit Facility from $35,000,000 to an aggregate of up to $180,000,000, consisting of a revolving line of credit with a maturity date of December 17, 2017, subject to CVOP II’s right for two, 12-month extension periods (the “KeyBank Credit Facility Amendment”). Subject to certain conditions, the KeyBank Credit Facility can be increased to $400,000,000.

On December 31, 2014, in connection with the Company’s acquisition of two medical facility properties (the Baylor Surgical Hospital at Fort Worth and another medical facility property), CVOP II, through a wholly-owned subsidiary, entered into a joinder agreement with KeyBank National Association to add the two medical facility properties to the pool availability of the KeyBank Credit Facility, which increased CVOP II’s pool availability under the KeyBank Credit Facility by approximately $27,385,500.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value and debt service coverage ratios contained in the KeyBank Credit Facility Amendment. As of December 31, 2014, CVOP II had drawn $37,500,000 under the KeyBank Credit Facility and had an aggregate pool availability of $14,438,000.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase Agreement, dated November 14, 2014, by and between Fort Worth Hospital Real Estate, LP and Carter Validus Properties II, LLC.

10.2	Amended and Restated Purchase Agreement, dated November 14, 2014, by and between Fort Worth Hospital Real Estate, LP and Carter Validus Properties II, LLC.

10.3	Assignment of Purchase Agreement, dated December 31, 2014, between Carter Validus Properties II, LLC, as Assignor, and HCII-1800 PARK PLACE AVENUE, LLC, as Assignee.

10.4	Joinder Agreement, dated December 31, 2014, by HCII-1800 PARK PLACE AVENUE, LLC to KeyBank National Association, as Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.

Dated: January 7, 2015	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow
Title: Chief Financial Officer